                                                                    Exhibit 99.1

PRESS RELEASE                                        THE MEDITRUST
COMPANIES
--------------------------------------------------------------------------------
197 First Avenue - Needham, Massachusetts 02194-9127 (781) 433-6000 o Fax (781) 433-1290

Contact:          Elaine Quinlan / Matt Sherman
                            212-371-5999

                              FOR IMMEDIATE RELEASE

               MEDITRUST ANNOUNCES FIRST QUARTER 1999 FFO RESULTS
                      OF $0.50 PER SHARE ON A DILUTED BASIS

                      PROVIDES UPDATE ON RESTRUCTURING PLAN

Needham Heights, MA--May 11, 1999--The Meditrust Companies ("Meditrust" or "the Companies") (NYSE: MT) announced today funds from operations (FFO), revenues, and net income for the quarter ended March 31, 1999, and its progress in completing its restructuring plan. In November 1998, The Meditrust Companies announced a comprehensive restructuring plan, which included a focus on the healthcare and lodging businesses and the exit from the horse racing and golf businesses. As a result, the Companies have reflected the activities of the Santa Anita Racetrack and the Cobblestone Golf Group as discontinued operations for reporting financial results.

Since November the Companies have completed asset sales in excess of $1 billion including the sale of Cobblestone Golf Group, the Santa Anita Racetrack, the Santa Anita Fashion Park and $544 million of non-strategic healthcare investments. In addition, the Companies have improved their financial flexibility by using $801 million to repay term debt of $524 million and to fully settle the $277 million forward equity transaction. The Companies' now have no mandatory debt repayments for the remainder of 1999.

David F. Benson, president of Meditrust Corporation, commented, "We have completed most of our planned asset sales, we have significantly reduced debt, and we have improved the financial strength of our balance sheet. Management is continuing to focus on the ultimate goal of separating the healthcare and lodging businesses."

For the three months ended March 31, 1999, diluted FFO was $73,946,000 or $0.50 per share (based on 148,472,000 shares), compared to $59,085,000 or $0.64 per share (based on 91,907,000 shares) for the same period in 1998. Revenues for the three months ended March 31, 1999 were $227,304,000 versus $108,235,000 for the same period in 1998. The increase in revenues is primarily attributable to the acquisition of La Quinta during the third quarter of 1998.


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

                                      - 2 -

For the three months ended March 31, 1999 income from continuing operations was $14,875,000 compared to $43,705,000 for the same period in 1998. Income from continuing operations for the three months ended March 31, 1999 includes non-recurring income of $856,000 primarily related to lease breakage fees arising from healthcare asset sales and non-recurring expenses of $34,887,000. Non-recurring expenses principally consist of costs related to the Companies' separation agreement with Abraham D. Gosman, and implementation of the comprehensive restructuring plan, which include professional and advisory fees, costs arising from the early repayment and modification of certain debt and the write-off of previously capitalized costs associated with the internal development of front desk software for the lodging division. (For more detail on non-recurring expenses see "Other Expenses" below).

Income from continuing operations for the three months ended March 31, 1998 included non-recurring income of $26,000,000 related to prepayment fees arising from a significant mortgage repayment. The 1998 period also had non-recurring expenses of $21,541,000 which included a provision for a loss on certain properties to be held for sale and the write-off of other assets and other receivables that were unrelated to the Companies' primary business lines.

A summary of the funds from operations follows:

                                                              Three Months Ended
                                                                   March 31
In thousands except per share amounts)                          1999        1998
FUNDS FROM OPERATIONS
Net income available to common shareholders                  $ 15,806    $ 51,621
     Depreciation of real estate & intangible amortization     38,273      11,923
     Other income                                                (856)    (26,000)
     Other expenses (1)                                        35,317      21,541
     Gains on sale of assets (2)                              (14,594)

Funds From Operations (FFO)                                  $ 73,946    $ 59,085

Diluted Per Share Data:
Net income available to common shareholders                  $   0.11    $   0.56
FFO                                                          $   0.50    $   0.64

(1) Includes golf course acquisition costs grouped with discontinued operations
(2) Excludes the impact of income of discontinued operations for FFO presentation

HEALTHCARE

During the three months ended March 31, 1999, Meditrust sold $108 million of healthcare assets as part of its comprehensive restructuring program, as described below. Meditrust also completed $30 million in development financing for healthcare investments that were committed to in 1998. Of the total, $18 million relates to the financing of 24 assisted living facilities, $8 million relates to the financing of 5 nursing homes, and $4 million relates to the financing of 8 medical office buildings. Meditrust had mortgage maturities and principal repayments during the quarter of approximately $4 million, not including mortgage repayments related to the implementation of the restructuring plan announced on November 12, 1998.

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                                      - 3 -

As of March 31, 1999, Meditrust had financing commitments of approximately $78 million for ongoing healthcare real estate projects. A supplemental schedule is attached which presents the real estate portfolio as of March 31, 1999.

David F. Benson, president of Meditrust Corporation, commented, "The fundamentals of the long-term care sector of the healthcare industry are still strong. The implementation of the Prospective Pay System of Medicare reimbursement has not affected the ability of Meditrust's operators to continue to be current with their lease and mortgage payments."

LODGING

La Quinta reported record revenue, recurring EBITDA and EBITDA margins for the first quarter. Compared to the pre-merger first quarter of 1998, revenue increased 11.4% to $148.5 million, recurring EBITDA increased by 15.5% to $71.2 million and EBITDA margins improved by 1.7 points to 47.9%. This improvement in revenue and recurring EBITDA is reflective of a greater number of Inn & Suites hotels open during the quarter and the margin improvement is a result of a continuing focus on cost controls at the hotels and reduced corporate overhead. During the quarter, La Quinta showed an increase in Revenue per Available Room (RevPAR) of 2.2% to $41.42 from $40.54. Supplementary schedules are attached which present summary occupancy, Average Daily Rate (ADR) and RevPAR data.

Ezzat Coutry, president and chief executive officer of La Quinta Inns, said, "We are extremely pleased with our record EBITDA and EBITDA margin performance during the quarter which has been achieved despite a slowing of year-over-year RevPAR growth." Mr. Coutry continued, "We believe this validates our focus on internal growth which should be enhanced as we roll out our revenue management systems later this year."

Meditrust's portfolio of hotels operating under the La Quinta name included 232 Inns and 61 Inn & Suites hotels open as of March 31, 1999. Meditrust completed $33 million of gross real estate investments in the lodging segment during the period ended March 31, 1999 and La Quinta opened four Inn & Suites hotels containing approximately 600 rooms and suites. At the end of the quarter, La Quinta had nine Inn & Suites hotels containing approximately 1,200 rooms and suites under construction which it anticipates opening through the second quarter of 1999, and for which there were approximately $19.4 million of remaining construction commitments. La Quinta sold one hotel during the quarter.

STATUS OF COMPREHENSIVE RESTRUCTURING PLAN

During the quarter ended March 31, 1999, the Companies continued to make significant progress towards the completion of its restructuring plan. The status of the comprehensive restructuring plan by significant area is as follows.

Completed the sale of $501 million of real estate assets, which, including the $613 million of assets sold in the fourth quarter of 1998, brings the total amount of assets sold to over $1 billion since the announcement of the restructuring plan in November.
- The proceeds from asset sales completed in the first quarter were as follows:
     $393 million from the sale of Cobblestone Golf Group;

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

     $86 million from the sale of 15 assisted living facilities to an affiliate of Emeritus Corporation (NYSE:ESC);

     $4 million from the payment of a first mortgage secured by one long-term care facility operated by a private company;

     $18 million from the sale of one long-term care facility to a private company and one rehabilitation facility to HealthSouth Corporation (NYSE:HRC);

Entered into letters of intent for an additional $100 million of healthcare asset sales;
Completely settled in cash its $277 million forward equity transaction with Merrill Lynch;
Repaid $250 million in term debt that was due in April 1999 and $250 million that was due in July of 1999 and the Companies' now have no mandatory debt repayments for the remainder of 1999.

OTHER EXPENSES

During the first quarter of 1999, Meditrust recorded approximately $34.9 million in other expenses.


On May 10, 1999, The Meditrust Companies entered into a separation agreement with Abraham D. Gosman, former Director and Chairman of the Companies and Chief Executive Officer and Treasurer of Meditrust Operating Company. Under the terms of the agreement, Mr. Gosman will receive a payment of $25 million in cash and the continuation of certain life insurance benefits. The $25 million charge related to this agreement has been reflected as a non-recurring item and is included in "Other Expenses" on the Combined Consolidated Statement of Operations for the three months ended March 31, 1999 and is included in "Other Current Liabilities" on the Combined Consolidated Balance Sheet as of March 31, 1999.

As previously disclosed, Meditrust established a Special Committee of The Meditrust Companies' Boards to evaluate the applicability of Mr. Gosman's employment contract and whether such severance or other payments were appropriate.

Thomas M. Taylor, Chairman of the Boards of Directors of The Meditrust Companies, said, "The Special Committee and the Boards of Directors have thoroughly evaluated this matter and strongly believe this separation agreement is in the long-term best interest of the shareholders and the Companies. With this matter behind us, we look forward to focusing our full attention on operating our businesses and planning for the ultimate separation of the healthcare and lodging divisions."

The Companies incurred approximately $5.9 million of non-recurring costs associated with the development and implementation of its comprehensive restructuring plan. These costs primarily relate to the early repayment and modification of certain debt and professional and other advisory fees.

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

Also, in conjunction with the implementation of the restructuring plan, which included a change in the focus of the lodging division to internal growth, La Quinta management performed a review of the front desk system under development for its lodging facilities, and made a decision to abandon the project. The decision was also based on management's intent to integrate the front desk system with new revenue management software, availability of more suitable and flexible externally developed software and a shift in information systems philosophy toward implementation of externally developed software and outsourcing of related support services. A charge of $4 million to write-off certain internal and external software development costs related to the project was therefore recorded in the first quarter of 1999.

DISCONTINUED OPERATIONS

The Companies sold the Santa Anita Racetrack during the fourth quarter of 1998 and sold the Cobblestone Golf Group during the first quarter of 1999. The Companies have reflected the financial results for 1999 and 1998 of Santa Anita and Cobblestone as discontinued operations. During the first quarter of 1999, the Companies adjusted the provision for loss on disposal of the Cobblestone Golf Group by recording a gain of approximately $3 million, which includes an estimate of the working capital adjustment to the final selling price. In addition, during the first quarter the Companies recorded a $1.8 million gain as an adjustment to the estimated provision for loss related to the sale of the Santa Anita Racetrack. The Companies anticipated the final adjustments for both of these transactions to be completed during 1999.

DIVIDENDS

On April 14, 1999 Meditrust Corporation announced that the board of directors voted to declare a dividend of $0.46 per share for the quarter ended March 31, 1999. Shareholders of record on April 30, 1999 will be paid this dividend on May 14, 1999.



The Meditrust Companies, with headquarters in Needham Heights, Massachusetts, consists of Meditrust Corporation, a REIT, and Meditrust Operating Company. Today's news release, along with other news about The Meditrust Companies, is available on the Internet at www.reit.com.


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

CERTAIN MATTERS DISCUSSED WITHIN THIS PRESS RELEASE MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ALTHOUGH THE MEDITRUST COMPANIES BELIEVES THE STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN OR CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS, INCLUDING, WITHOUT LIMITATION, GENERAL ECONOMIC AND REAL ESTATE CONDITIONS, SATISFACTION OF CERTAIN CONDITIONS TO THE TRANSACTION, THE CONDITIONS OF THE CAPITAL MARKETS AT THE TIME OF THE PROPOSED SPIN-OFF OF THE HEALTH-CARE DIVISION, THE CONDITION OF THE CAPITAL MARKETS IN GENERAL, THE EFFECT OF RECENTLY ADOPTED OR PROPOSED GOVERNMENT REGULATION, UNANTICIPATED DELAYS OR EXPENSES ON THE PART OF THE COMPANIES OR THEIR SUPPLIERS IN ACHIEVING YEAR 2000 COMPLIANCE, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE FILINGS OF MEDITRUST CORPORATION AND MEDITRUST OPERATING COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE JOINT ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AND OTHER PERIODIC FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.



                             THE MEDITRUST COMPANIES
                                Earnings Release
                            Supplementary information
                                TABLE OF CONTENTS



Meditrust Companies Financial Results                                   A-B
Real estate portfolio summary information                                C
Other supplementary information                                          D
La Quinta summary statistics                                             E



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



                      Meditrust Companies Financial Results
                            Supplementary Schedule A

                                                         Three months ended
                                                               March 31,
                                                              (Unaudited)
Operating Data
(In thousands except per share amounts)                    1999         1998
                                                        ---------    ---------
Revenues
     Healthcare                                         $  78,770    $ 108,235
     Lodging                                              148,534         --
                                                        ---------    ---------
Total revenues                                            227,304      108,235
                                                        ---------    ---------

 Expenses
     Lodging operating expenses                            70,990         --
     Rental operating expenses                              8,907        1,265
     General and administrative                             4,918        4,384
     Interest                                              66,657       25,417
     Depreciation and amortization                         39,167       12,034
     Gains on sale of healthcare assets                   (12,271)        --
     Income (Loss) from unconsolidated joint ventures        --           (111)
     Other                                                 34,887       21,541
                                                        ---------    ---------
Total expenses                                            213,255       64,530
                                                        ---------    ---------

Income tax benefit                                            826         --
                                                        ---------    ---------

Income from continuing operations                          14,875       43,705
Discontinued Operations:
   Income from operations                                    --          7,916
   Gain on disposal of business segments                    4,869         --
                                                        ---------    ---------

Net income                                                 19,744       51,621
Less Preferred Share dividends                             (3,938)        --
                                                        ---------    ---------
Net income available to common shareholders             $  15,806    $  51,621
                                                        ---------    ---------
                                                        ---------    ---------

Earnings Per Share:
Net income available to common (Basic)                  $    0.11    $    0.56
Net income available to common (Diluted)                $    0.11    $    0.56

Basic weighted average shares outstanding                 147,983       91,428
Diluted weighted average shares outstanding               148,472       91,907




Balance Sheet Data                                              March 31,
                                                        ----------------------
(In thousands)                                              1999        1998
                                                        ---------    ---------
Gross real estate investments                           $5,280,995   $3,167,723
Total assets                                             5,823,095    3,459,704
Indebtedness                                             2,694,742    1,242,909
Total liabilities                                        2,932,267    1,352,991
Total shareholders equity                                2,890,828    2,106,713


                      Meditrust Companies Financial Results
                            Supplementary Schedule B


                                                              Three months ended
                                                                  March 31,
                                                                 (Unaudited)
(In thousands except per share amounts)                        1999       1998
                                                             --------    --------
FUNDS FROM OPERATIONS &
     FUNDS AVAILABLE FOR DISTRIBUTION:
Net income available to common shareholders                    15,806      51,621
     Depreciation of real estate & intangible amortization     38,273      11,923
     Other income                                                (856)    (26,000)
     Other expenses                                            35,317      21,541
     Gains on sale of assets                                  (14,594)       --
                                                             --------    --------
Funds From Operations (FFO)                                    73,946      59,085
                                                             --------    --------
                                                             --------    --------

     Amortization of debt issuance costs, other non-
        cash items and shares issued for compensation           4,815      20,914
     Other non-recurring income                                   856      26,000
     Other non-recurring expenses                                (438)    (21,541)
     Lodging capital maintenance expenditures                  (5,246)       --
     Golf capital maintenance expenditures                       (694)       --
                                                             --------    --------
Funds Available for Distribution (FAD)                       $ 73,239    $ 84,458
                                                             --------    --------
                                                             --------    --------


Diluted Per Share Data

FFO                                                          $   0.50    $   0.64
FAD                                                          $   0.49    $   0.92


                      Meditrust Companies Earnings Release
                            Supplementary Schedule C
                          Real Estate Portfolio Summary
                                   (Unaudited)
                                 March 31, 1999

                                                     Invested          % of        # of
Portfolio by Operator                             (in thousands)     Portfolio   Properties

HEALTHCARE:
Life Care Centers of America, Inc.                   628,355            11.9%        100
Sun Healthcare Group, Inc.                    (A)    417,081             7.9%         42
Alternative Living Services                   (A)    222,035             4.2%         77
CareMatrix Corporation                        (A)    178,451             3.4%         11
Balanced Care Corporation                     (A)    133,340             2.5%         33
Health Asset Realty Trust                            105,695             2.0%         18
Harborside                                           103,650             2.0%         18
Emeritus Corporation                          (A)     14,973             0.3%          4
Tenet Healthcare                              (A)     65,650             1.2%          1
Rendina Companies                                     63,250             1.2%          5
Integrated Health Services, Inc.              (A)     50,973             1.0%         10
HealthSouth                                   (A)     26,496             0.5%          2
Genesis Health Ventures, Inc.                 (A)     36,222             0.7%          8
Assisted Living Concepts                      (A)     31,487             0.6%         16
ARV Assisted Living, Inc.                     (A)     28,982             0.5%          4
Other Public Operators                        (A)     44,036             0.8%          6
Other Non-Public Operators                           216,588             4.1%         23
Paramount Real Estate Services                (A)    289,925             5.5%         25
                                                    ---------          ------       -----
                                                    2,657,189            50.3%        403
LODGING:
La Quinta Companies                           (A)   2,623,806            49.7%        302

                                                    ---------          ------       -----
Gross Real Estate Assets                            5,280,995             100%        705
                                                    ---------          ------       -----
                                                    ---------          ------       -----

(A)  Denotes publicly held companies and
     Meditrust subsidiaries totaling 58% of
     the healthcare portfolio.

Portfolio by Investment Type
Owned properties                                    3,952,788            74.8%        516
Mortgage                                            1,185,711            22.5%        167
Development                                           142,496             2.7%         22
                                                    ---------          ------       -----
                                                    5,280,995             100%        705
                                                    ---------          ------       -----
                                                    ---------          ------       -----

Portfolio by Facility Type
Lodging                                             2,623,806            49.7%        302
Long-Term Care                                      1,586,353            30.1%        219
Retirement and Assisted Living                        556,649            10.5%        142
Medical Office Buildings                              387,833             7.3%         34
Acute-Care Hospital Campus                             65,650             1.2%          1
Other healthcare                                       42,693             0.8%          7
Land held for development                              14,048             0.3%
Other                                                   3,963             0.1%
                                                    ---------          ------       -----
                                                    5,280,995             100%        705
                                                    ---------          ------       -----
                                                    ---------          ------       -----

                      Meditrust Companies Earnings Release
                            Supplementary Schedule D
                                   (Unaudited)
                                    31-Mar-99

             Lease expirations and mortgage maturities              % of
                                                                 Healthcare
                        Year                                      Portfolio
                               1999                                   0.4%
                               2000                                   1.7%
                               2001                                   4.3%
                               2002                                   0.4%
                               2003                                   5.6%
                        Thereafter                                   87.6%

             Fixed charge coverage of Healthcare portfolio
             before management fees (Quarter ended
             December 31, 1998)                                        1.6



             Financial information:
             (AMOUNTS IN 000'S)                         31-Mar-99                  31-Mar-98
                                                        ---------                  ---------
             Senior debt                              $ 2,694,742                $ 1,242,909
             Equity                                     2,890,828                  2,106,713
             Shares outstanding                           148,072                     96,921
             Total capitalization                       5,585,570                  3,349,622
             Debt to total capitalization                     48%                        37%



             Funds from operations (FFO) & available for distribution (FAD):


                                                         Three Months Ended
                                                              31-Mar-99
(IN THOUSANDS)
Net income                                                    $ 19,744
Less: Preferred Share Dividends                                 (3,938)
Depreciation of real estate                                     32,965
Amortization of intangible assets                                5,308
Gains on sale of assets                                        (14,594)
Other non-recurring items, net                                  34,461

                                                              --------
Funds From Operations (FFO)                                     73,946
Other debt amortization, depreciation & other items, net         5,194
Shares issued for compensation                                      39
Lodging maintenance capital expenditures                        (5,246)
Golf maintenance capital expenditures                             (694)
                                                              --------
Funds Available for Distribution (FAD)                        $ 73,239
                                                              --------
                                                              --------

                             THE MEDITRUST COMPANIES
                            Supplementary Schedule E
                                 MARCH 31, 1999

LA QUINTA - INN & SUITES AND INNS (TOTAL COMPANY)

Summary occupancy percentage, Average Daily Rate (ADR) and RevPAR data are as follows:


                                          Quarter Ended March 31,
                                   1999           1998           Change

     Occupancy Percentage         67.1%          66.6%           .5 ppt
     Average Daily Rate           $61.73         $60.92      $0.81 or +1.3%
     RevPAR                       $41.42         $40.54      $0.88 or +2.2%




                            Number of Hotels                  Number of Rooms
                       March 1999      March 1998       March 1999      March 1998
     Inns                  232            233             29,958          30,180
     Inn & Suites          61              39              7,981           4,947
          Total            293            272             37,939          35,127



                                     - end -